                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                           FIRST ALBANY COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

        NEW YORK                                         22-2655804
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              30 SOUTH PEARL STREET
                                ALBANY, NY 12207
                                 (518) 447-8500
                    (Address of Principal Executive Offices)

            FIRST ALBANY COMPANIES INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                      ------------------------------------

                              STEPHEN P. WINK, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           FIRST ALBANY COMPANIES INC.
                              30 SOUTH PEARL STREET
                                ALBANY, NY 12207
                                 (518) 447-8500
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:

                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 570-1000
                           ATTN: STUART M. CABLE, P.C.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

  Title of Securities Being         Amount to Be            Proposed Maximum            Proposed Maximum              Amount of
        Registered (1)               Registered            Offering Price Per          Aggregate Offering          Registration Fee
                                                                 Share                       Price

------------------------------------------------------------------------------------------------------------------------------------

   Common Stock, par value           500,000(2)                 $9.73(3)                 $4,865,000(3)                 $1,216.25
        $.01 per share
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement also relates to such indeterminate number of additional shares of the common stock of First Albany Companies Inc. as may be required pursuant to the First Albany Companies Inc. Employee Stock Purchase Plan (the "Plan") in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture under the Plan or other similar event.

(3) This estimate is based on the average of the high and low prices for the Common Stock as reported on the NASDAQ on April 27, 2001 pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of determining the amount of the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of the General Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         First Albany Companies Inc. (the "Registrant") and the First Albany Companies Inc. Employee Stock Purchase Plan (the "Plan") each hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on March 30, 2001;

         (b) All other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and

         (c) Description of Registrant's common stock, par value $0.01 per share, contained in the registration statement filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

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         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 6.07 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights of indemnification under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
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
4.1      Certificate of Incorporation of First Albany Companies Inc. (filed as
         Exhibit No. 3.1 to Registration Statement No. 33-1353).

4.2      Amendment to Certificate of Incorporation of First Albany Companies
         Inc. (as filed as Exhibit No. (3) (i) to Form 10-Q for the quarter ended June 26, 1998).

4.3      Amendment to Certificate of Incorporation of First Albany Companies
         Inc. (Filed as Appendix B to Proxy Statement on Schedule 14A dated
         May 2, 2000).

4.4      By laws of First Albany Companies Inc., as amended (as filed as Exhibit
         (3) (ii) to Form 10-Q for the quarter ended June 26, 1998).

*5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered

*23.1    Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1     Powers of Attorney (included on signature page).

*99.1    First Albany Companies Inc. Employee Stock Purchase Plan.

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*Filed herewith

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 4th day of May, 2001.

                                    FIRST ALBANY COMPANIES INC.

                                    By:  /s/ George C. McNamee
                                        ----------------------------------------
                                        George C. McNamee
                                        Chairman, Co-Chief Executive Officer and
                                        Director

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of George C. McNamee and Alan P. Goldberg such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                                        Title                                                Date
----                                        -----                                                ----
/s/ George C. McNamee                       Chairman, Co-Chief Executive Officer and             May 4, 2001
------------------------------------        Director
George C. McNamee

/s/ Alan P. Goldberg                        President, Co-Chief Executive Officer and            May 4, 2001
------------------------------------        Director
Alan P. Goldberg

/s/ Steven R. Jenkins                       Chief Financial Officer                              May 4, 2001
------------------------------------        (Principal Accounting Officer)
Steven R. Jenkins


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
/s/ J. Anthony Boeckh                       Director                                             May 4, 2001
------------------------------------
J. Anthony Boeckh

/s/ Walter M. Fiederowicz                   Director                                             May 4, 2001
------------------------------------
Walter M. Fiederowicz

/s/ Daniel V. McNamee III                   Director                                             May 4, 2001
------------------------------------
Daniel V. McNamee III

/s/ Benaree P. Wiley                        Director                                             May 4, 2001
------------------------------------
Benaree P. Wiley

         Pursuant to the requirements of the Securities Act, the administrators of the Plan certify that they have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 4th day of May, 2001.

                                             FIRST ALBANY COMPANIES INC.
                                           EMPLOYEE STOCK PURCHASE PLAN

                                           By:  /s/ Hugh A. Johnson, Jr.
                                               -------------------------
                                               Hugh A. Johnson, Jr.
                                               Administrator

                                           By:  /s/ Stephen P. Wink
                                               -------------------------
                                               Stephen P. Wink
                                               Administrator

                                           By:  /s/ Steven R. Jenkins
                                               -------------------------
                                               Steven R. Jenkins
                                               Administrator

                                           By: /s/ John Wishing
                                               -------------------------
                                               John Wishing
                                               Administrator

                                  EXHIBIT INDEX


Exhibit No.     Description
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
  4.1           Certificate of Incorporation of First Albany Companies Inc. (filed as
                Exhibit No. 3.1 to Registration Statement No. 33-1353).

  4.2           Amendment to Certificate of Incorporation of First Albany Companies Inc.
                (as filed as Exhibit No. (3) (i) to Form 10-Q for the quarter ended
                June 26, 1998).

  4.3           Amendment to Certificate of Incorporation of First Albany Companies Inc.
                (Filed as Appendix B to Proxy Statement on Schedule 14A dated May 2,
                2000).

  4.4           By laws of First Albany Companies Inc., as amended (as filed as Exhibit
                (3) (ii) to Form 10-Q for the quarter ended June 26, 1998).

 *5.1           Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

*23.1           Consent of PricewaterhouseCoopers LLP.

 23.2           Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

 24.1           Powers of Attorney (included on signature page).

*99.1           First Albany Companies Inc. Employee Stock Purchase Plan.

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*Filed herewith